                               SERVICES AGREEMENT

         THIS SERVICES AGREEMENT (this "Agreement"), dated as of the 28th day of July, 1998, is made by and between TRITEL COMMUNICATIONS, INC., a Delaware corporation ("Tritel"), and SPECTRASITE COMMUNICATIONS, INC., a Delaware corporation ("SpectraSite").

         In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

SECTION 1. THE SERVICES

         1.1. SERVICES.

         SpectraSite will perform the services described on Exhibit A (the "Services") for Tritel (or subsidiaries or entities under common control with Tritel, as directed by Tritel) regarding the project described therein (the "Project") in accordance with the terms and conditions of this Agreement. SpectraSite will perform the Services in a professional, workmanlike manner, will exercise reasonable skill, care and diligence in the performance of the Services and will carry out its responsibilities in accordance with industry accepted good professional engineering practices and in compliance with all standards and rules reasonably established by Tritel from time to time; provided, however, that any timetables agreed to by SpectraSite shall be subject to appropriate adjustment in the event Tritel materially changes its established standards and rules. Unless otherwise agreed by Tritel in writing, SpectraSite will provide all personnel, equipment and supplies necessary or appropriate to perform the Services.

         1.2. EXAMINATION OF THE SERVICES.

         SpectraSite has examined the applicable ordinances, rules and regulations, and has examined the markets where the Services will be provided and satisfied itself as to all conditions to be encountered in the performance of the Services; provided, however, Tritel acknowledges that such ordinances, rules and regulations may change from time to time and that such ordinances, rules and regulations may be subject to conflicting interpretations. SpectraSite shall not be liable to Tritel for any damages or delays which may be caused by changes in or ambiguities associated with such ordinances, rules and regulations. In any event, SpectraSite shall be entitled to rely upon the advice and opinions of counsel engaged by Tritel.

         1.3. TIME IS OF THE ESSENCE.

         Upon execution of this Agreement, the parties shall promptly negotiate and establish a general overall progress schedule for the performance of the Services in all markets subject to this Agreement and completion of the Project, which schedule shall be supplemented (prior to commencing individual site Services in any market) with more detailed and mutually established market by market progress schedules (the general and more detailed progress schedules may be hereafter referred to collectively as the "Progress Schedule") which shall include a description of milestones marking the completion of certain successive phases of the Services (the

"Milestones"). The Progress Schedule, when executed by Tritel and SpectraSite, shall be deemed an addendum to this Agreement and become an integral part of this Agreement. The Progress Schedule may be amended by mutual agreement of Tritel and SpectraSite in writing.

         In the performance of SpectraSite's obligations under this Agreement, time is of the essence. SpectraSite agrees to see to the timely performance of the Services in accordance with the Progress Schedule and will not delay (beyond deadlines established in the Progress Schedule) or interfere with other portions of work on the Project. SpectraSite recognizes that Tritel will incur severe economic loss if the Project is not timely completed, and that SpectraSite will be responsible to compensate Tritel for such loss in accordance with Section 1.9 if SpectraSite does not comply with the Progress Schedule.

         1.4. COMMENCEMENT AND PROGRESS.

         Upon execution of this Agreement, SpectraSite will commence providing preliminary Services to Tritel prior to the establishment of the Progress Schedule. Tritel shall compensate SpectraSite for such preliminary Services in accordance with Exhibit B.

         Upon Tritel and SpectraSite's mutual execution of the Progress Schedule, SpectraSite will commence providing Services within a market specified by Tritel within three (3) weeks after written notice from Tritel to SpectraSite, and shall provide the Services diligently and in accordance with the Progress Schedule.

         1.5. PRIORITY OF SERVICES.

         Within the parameters of the Progress Schedule, Tritel shall have the right to decide the time, order and priority in which the various portions of the Services shall be performed and all other matters relevant to the timely and orderly conduct of SpectraSite's Services.

         1.6. COORDINATION.

         SpectraSite shall cooperate with Tritel and all other contractors involved in the Project in the provision of the Services. Tritel shall cooperate with SpectraSite in connection with its provision of the Services, and shall instruct its contractors and agents involved in the Project to do likewise.

         1.7. AUTHORIZED REPRESENTATIVE; PERSONNEL.

         SpectraSite shall designate one or more persons who shall be SpectraSite's authorized representative(s) on-site and off-site. Tritel shall have the right to approve any personnel (whether employees, contractors or otherwise) assigned by SpectraSite to perform any Services, which approval shall not be unreasonably withheld or delayed.

         1.8. ASSIGNMENT AND SUBCONTRACTING.

         SpectraSite will not assign the work under this Agreement, or subcontract any portion of it, without the written consent of Tritel. Notwithstanding the foregoing, SpectraSite shall be entitled to enter into independent contractor relationships with agents to perform site acquisition services. SpectraSite will not make any assignment of payments to be earned by SpectraSite under this Agreement without the prior written approval of Tritel.

         1.9 CONSEQUENCES FOR DELAY.

         Except as noted below, in the event of a delay of SpectraSite referred to in Section 1.3, there shall be deducted from the Compensation payable to SpectraSite the following amounts: (a) a charge equal to [CONFIDENTIAL TREATMENT REQUESTED] per day per search ring for each day of delay in the Progress Schedule solely attributable to SpectraSite, subject to a maximum delay charge of [CONFIDENTIAL TREATMENT REQUESTED] per search ring. References to "search ring" shall mean any search rings as is issued by Tritel or its RF engineering contractor(s) or as such may be modified pursuant to mutual agreement of Tritel and SpectraSite.

         SpectraSite will be excused for any delay caused by acts of God, war (including civil war), civil unrest, acts of government (including moratoriums, changes in statutes, rules, ordinances or regulations, or changes in the interpretation or application of statutes, rules, ordinances or regulations), fire, floods, explosions, inclement weather, epidemics, quarantine restrictions, delays caused by Tritel or its vendors or other contractors, extraordinary delays caused by the review, negotiation and execution of leases by prospective lessors or other events beyond the control of SpectraSite. SpectraSite will be entitled to extensions of time for such delay only upon written notice to Tritel within ten (10) days after SpectraSite discovers that an event has occurred which will cause such delay. The foregoing sums represent the amount of liquidated damages which the parties have agreed upon as compensation to Tritel for any delay in placing Tritel's systems in commercial service in accordance with the Progress Schedule as a result of SpectraSite's delay or interference. The parties acknowledge that such sums represent a fair and equitable amount of compensation for delay in view of the impossibility of ascertaining actual damages.

SECTION 2. COMPENSATION.

         2.1. COMPENSATION.

         Tritel will pay SpectraSite for Services rendered and reimburse SpectraSite for expenses in accordance with Exhibit B (the "Compensation"). Any state and local sales or use taxes arising from Tritel's payment of the Compensation are not included and, if applicable, shall be payable by Tritel.

         2.2. PAYMENT TERMS.

         SpectraSite will submit invoices to Tritel monthly. Tritel will remit all properly payable amounts within thirty (30) days of Tritel receipt of any such invoice unless Tritel elects the financing option set forth below. Tritel may elect to finance the payment of any service fees on a given invoice for a period of up to nine months, but Tritel shall not be allowed to finance any Reimbursable Expenses or Direct Expenses and those sums shall continue to be due and payable within thirty (30) days of the date of Tritel's receipt of SpectraSite's invoice. If Tritel so elects, it shall provide written notice to SpectraSite not later than thirty (30) days after receipt of the invoice that Tritel wishes to finance and interest will begin to accrue on all charges set forth in any deferred invoice at a floating per annum rate equal to the prime rate of interest published in The Wall Street Journal plus three percent beginning on the thirty-first day following Tritel's receipt of any such invoice. Tritel agrees to execute a promissory note evidencing said indebtedness if such a request is made by SpectraSite. Tritel agrees that SpectraSite may accelerate the outstanding balance of any outstanding indebtedness together with accrued interest in the event of a breach or other default by Tritel under the terms of this Agreement or in the event that Tritel elects to terminate this Agreement pursuant to section 11 of this Agreement. Each invoice will describe in reasonable detail and with respect to the relevant invoice period a description of the Services provided. The Compensation shall not be altered except as specifically provided for in this Agreement.

         2.3. INVOICE REPRESENTATION.

         All invoices must be accompanied by a representation and warranty of SpectraSite that all laborers, subcontractors, suppliers and others who might claim lien rights on the Project have been or will be timely paid in full.

         2.4. PAYMENT NOT ACCEPTANCE.

         Payment to SpectraSite alone does not constitute or imply acceptance by Tritel of any portion of SpectraSite's Services.

         2.5. SPECTRASITE PAYMENT FAILURE.

         If it appears to Tritel that the labor, material and other bills incurred in the performance of SpectraSite's Services (which if unpaid may give rise to lien rights or claims on the Project) are not being currently paid, Tritel may take such steps as it deems necessary to insure that the money paid to SpectraSite will be utilized to pay such bills.

         2.6. BACK CHARGES AND WITHHOLDS.

         Tritel may withhold payments from SpectraSite in amounts that are sufficient to protect Tritel in the event of any of the following:

         (a) Any claims Tritel may have against SpectraSite arising out of other projects;

         (b) Reasonable evidence brought to Tritel's attention that any claims, demands, suits, attachments and/or liens are to be filed against SpectraSite which could potentially affect the Project;

         (c) Any bona fide claim or lien against Tritel or the premises upon which the Services were performed which arises out of SpectraSite's default in its performance of this Agreement.

         2.7. FINAL PAYMENT.

         The final payment for any portion of the Project will be due when SpectraSite's Services relating to such portion of the Project have been completed and accepted by Tritel, which acceptance shall not be unreasonably withheld. For purposes of this Section 2.7, final payment shall be deemed to have been made upon Tritel's election to finance the charges subject to the final payment, effective upon Tritel's provision of notice of such election to SpectraSite. Prior to final payment SpectraSite shall submit to Tritel:

         (a) SpectraSite's affidavit that all payrolls, bills for materials and equipment, and other indebtedness connected with SpectraSite's Services regarding such portion of the Project for which Tritel or its property might in any way be liable, have been paid, or otherwise satisfied; and

         (b) Other data as reasonably required by Tritel, such as receipts, releases, and waivers of liens.

SECTION 3. TERM.

         The term of this Agreement will commence on the date hereof and, unless otherwise earlier terminated pursuant to Section 11 or extended upon mutual agreement of the parties, will end upon the earlier of:(i) SpectraSite's completion and Tritel's acceptance of the Services; or (ii) three (3) years from the date of SpectraSite's commencement of Services in the last market of Tritel in the Project covered by this Agreement.

SECTION 4. INDEPENDENT CONTRACTOR.

         SpectraSite will perform the Services as an independent contractor of Tritel, and this Agreement will not be construed to create a partnership, joint venture or employment relationship between SpectraSite and Tritel. SpectraSite will not represent itself to be an employee or agent of Tritel or enter into any agreement on Tritel's behalf or in Tritel's name, unless SpectraSite is specifically authorized in writing by Tritel to do so.

SECTION 5. COMPLIANCE WITH LAWS.

         SpectraSite will at its own cost (a) comply with all federal, state and local laws, ordinances, regulations and orders with respect to its performance of the Services (collectively, the "laws", (b) file all reports relating to the Services (including, without limitation, tax returns), (c) pay all filing fees and federal, state and local taxes applicable to SpectraSite's business as the same shall become due, and (d) pay all amounts required under local, state and federal workers' compensation acts, disability benefit acts, unemployment insurance acts and other employee benefit acts when due, SpectraSite will provide Tritel with such documents and other supporting materials as Tritel may reasonably request to evidence SpectraSite's continuing compliance with this
Section 5. SpectraSite is liable to Tritel for all fines and penalties attributable to any acts of commission or omission by SpectraSite, its employees and agents resulting from the failure to comply with laws.

SECTION 6. INSURANCE. SpectraSite will procure and maintain, during the term of this Agreement, insurance of the following types and coverage amounts:

         (a) Workers compensation insurance in accordance with the provisions of the applicable workers compensation or similar law of the state applicable to Contractor's personnel;

         (b) Comprehensive general liability insurance with minimum coverage of $1,000,000 combined single limit per occurrence for bodily injury or property damage;

         (c) Automobile liability insurance insuring all owned, non-owned and hired automotive equipment in minimum combined single limit amounts of $1,000,000;

         (d) Umbrella coverage of not less than $4,000,000 combined single limit in excess of the coverage required in subsections (b) and
              (c) above;

         (e) Errors and omissions coverage of not less than $1,000,000 per occurrence.

         Tritel shall be named as additional insured under the insurance required under subsections (b), (c), (d), and (e). SpectraSite shall provide Tritel with certificates of insurance evidencing the coverage required above. Such insurance will provide for 30 days prior written notice to Tritel in event of cancellation, non-renewal, or material changes in coverage.

SECTION 7. CONFIDENTIAL INFORMATION.

         SpectraSite acknowledges that all documents and records containing Confidential Information, whether prepared by SpectraSite, Tritel or others, are the property of and belong to Tritel and shall be returned to Tritel upon request. No Confidential Information shall be used by SpectraSite for any purpose other than rendering the Services hereunder, and SpectraSite shall not disclose Confidential Information to others except as may be necessary to render the Services hereunder. This term shall survive the termination of this Agreement. This term "Confidential information" means information, except as may be properly in the public domain, about Tritel's projects, processes, management, operations, services, manufacturing, purchasing, accounting, marketing, merchandising, selling, research and development, any other information of a proprietary or competitively sensitive nature or such other information designated by Tritel in writing to be Confidential Information. Further, Tritel is a party to certain confidentiality and non-isclosure agreements with other vendors/service providers and, as a contractor of Tritel, SpectraSite may be granted access to certain confidential and proprietary information of such third parties. As to any such information provided to SpectraSite, it shall fully comply with all requirements of any confidentiality or non-disclosure agreements applicable to such information.

SECTION 8. NO CONFLICTING OBLIGATIONS.

         8.1. OTHER AGREEMENTS.

         SpectraSite's execution, delivery and performance of this Agreement will not violate any other employment, nondisclosure, confidentiality, consulting or other agreement to which SpectraSite is a party or by which it may be bound.

         8.2. THIRD-PARTY CONFIDENTIAL INFORMATION.

         SpectraSite will not use, in the performance of the Services or the creation of any Proprietary Materials, or disclose to Tritel any confidential or proprietary information to any other person if such use or disclosure would violate any obligation or duty that SpectraSite owes to such other person. SpectraSite's compliance with this Section 8.2 will not prohibit, restrict or impair SpectraSite's performance of the Services and it's other obligations and duties to Tritel.

SECTION 9. INDEMNIFICATION.

         SpectraSite shall indemnify, defend and hold Tritel (and Tritel's agents, legal representatives, officers, directors, shareholders and employees) harmless from all claims, damages, losses, costs, expenses (including attorneys' fees) and liabilities, including any amounts paid in satisfaction of judgments, in compromise or as fines and penalties, arising out of or resulting from any claim, action, investigation or other proceeding (including any proceeding by any of SpectraSite's employees, agents or subcontractors), actual or threatened, that is based upon (a) a default by SpectraSite in the performance of its obligations under this Agreement, (b) any representation or warranty of SpectraSite being untrue in any material respect, (c) the conduct of SpectraSite's business, (d) any negligent act or omission of SpectraSite, or (e) the infringement or misappropriation of any foreign or United States patent, copyright, trade secret or other proprietary right by the Proprietary Materials originating from SpectraSite.

         Tritel shall indemnify, defend and hold Tritel (and Tritel's agents, legal representatives, officers, directors, shareholders and employees) harmless from all claims, damages, losses, costs, expenses (including attorneys' fees) and liabilities, including any amounts paid in satisfaction of judgments, in compromise or as fines and penalties, arising out of or resulting from any claim, action, investigation or other proceeding (including any proceeding by any of Tritel's employees, agents or subcontractors), actual or threatened, that is based upon (a) a default by Tritel in the performance of its obligations under this Agreement or (b) any representation or warranty of Tritel being untrue in any material respect.

SECTION 10. NONDISCLOSURE AGREEMENT.

         As a condition to Tritel's obligations under this Agreement, SpectraSite agrees to abide by all the terms and conditions of that certain Non-disclosure Agreement dated as of July 28, 1998 executed by and between Tritel and SpectraSite (the "Non-disclosure Agreement").

SECTION 11. TERMINATION.

         11.1. TERMINATION FOR CAUSE.

         Tritel may terminate this Agreement upon an Event of Default (defined below), provided, however, that as to any of the matters set forth in subparagraphs (iii) through (vii) of Section 13: (a) Tritel sends written notice to SpectraSite describing the breach in reasonable detail, (b) SpectraSite does not cure the breach within thirty (30) days following its receipt of such notice, and (c) following the expiration of the thirty-day cure period, Tritel sends a second written notice to SpectraSite indicating Tritel's desire to terminate this Agreement. If an Event of Default results from any of the matters set forth in subparagraphs (i) and (ii) of Section 13, Tritel's termination of this Agreement shall be effective upon giving notice of termination to SpectraSite. SpectraSite may terminate this Agreement upon Tritel's material breach of this Agreement, provided that (a) SpectraSite sends written notice to Tritel describing the breach in reasonable detail, (b) Tritel does not cure the breach within thirty (30) days following its receipt of such notice, and (c) following the expiration of the thirty-day cure period, SpectraSite sends a second written notice to Tritel indicating SpectraSite's desire to terminate this Agreement.

         11.2. TERMINATION FOR CONVENIENCE.

         Either Tritel or SpectraSite may terminate this Agreement at any time upon thirty (30) days' written notice to the other (a "Termination for Convenience"). Upon a Termination for Convenience, SpectraSite shall be compensated for any Services rendered but which have not been paid ("Unpaid Services") on a time and materials basis as set forth in Exhibit B.

         11.3. SURVIVAL.

         Sections 5 and 7 and Sections 9 through 24 (together with all other provisions of this Agreement that may reasonably be interpreted or construed as surviving termination of the Term) will survive the termination of the Term.

SECTION 12. NOTICES.

         All notices given hereunder will be given (and shall be deemed to have been given upon receipt) in writing, will refer to this Agreement and will be personally delivered or by registered or certified mail (return receipt requested) to the address set forth below the parties' signatures at the end of this Agreement. Any party may from time to time change such address by giving the other party notice of such change in accordance with this Section 12.

SECTION 13. EVENT OF DEFAULT.

         For the purposes of this Agreement, an "Event of Default" shall be if:

         (i) At any time there shall be filed by or against SpectraSite in any court a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of the property of SpectraSite, and within twenty (20) days from the filing date SpectraSite fails to secure a discharge; or

         (ii) SpectraSite makes an assignment for the benefit of creditors or petitions for or enters into an agreement or arrangement with its creditors; or

         (iii) SpectraSite materially fails to prosecute the Services in accordance with the Acceptance Criteria, and therefore, fails to complete the Services entirely on or before any date established in the Process Schedule for partial, substantial or final completion (except for delays for which SpectraSite is entitled to additional time); or

         (iv) There is a breach of any of SpectraSite's representation or warranties contained in this Agreement or required to accompany any invoice rendered under this Agreement; or

         (v) SpectraSite fails to supply sufficient labor, material and/or equipment so as to complete the Services in accordance with the Progress Schedule, unless such delay is excused in accordance with Section 1.9; or

         (vi) SpectraSite performs defective work and fails to correct promptly and properly such defective work; or

         (vii) Without limitation, SpectraSite fails to perform any material provision of this Agreement.

SECTION 14. ASSIGNMENT.

         SpectraSite may not assign this Agreement, in whole or in part, without Tritel's prior written consent. Tritel may assigns its rights hereunder to 9(a) any corporation or other entity resulting from any merger, consolidation or other reorganization to which Tritel is a party, (b) any corporation, partnership, association or other entity or person to which Tritel may transfer all or substantially all of the assets and business of Tritel existing at such time, or (c) any subsidiary of or entity under common control with Tritel. Notwithstanding any such assignment, Tritel shall remain fully liable for the performance of its duties hereunder. All the terms and provisions of this Agreement will be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

SECTION 15. PERSONNEL.

         The terms and conditions of this Agreement will be binding upon SpectraSite's employees, agents, subcontractors and affiliates.

SECTION 16. WAIVERS.

         No delay or failure by any party hereto in exercising or enforcing any of its rights or remedies hereunder, and no course of dealing or performance with respect thereto, will constitute a waiver thereof. The express waiver by a party hereto of any right or remedy in a particular instance or will not constitute a waiver thereof in any other instance. All rights and remedies will be cumulative and not exclusive of any other rights or remedies.

SECTION 17. AMENDMENTS.

         No amendment, waiver or discharge of any provision of this Agreement will be effective unless made in writing that specifically identifies this Agreement and the provision intended to be amended, waived or discharged and signed by Tritel and SpectraSite. Each such amendment, waiver or discharge will be effective only in the specific instance and for the specific purpose for which given.

SECTION 18. APPLICABLE LAW.

         This Agreement and each of the documents referred to herein shall be interpreted, construed, applied and enforced in accordance with the laws of the State of Mississippi, without regarding to any rules governing conflicts of laws. Any action to enforce arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted only within such court or courts located in the State of Mississippi as is provided by law; and the parties consent to the jurisdiction of said court or courts located in the State of Mississippi and the service of process by registered mail, return receipt requested, or by any other manner provided by law.

SECTION 19. SEVERABILITY.

         If any provision of this Agreement is held invalid, illegal or unenforceable in any jurisdiction, for any reason, then, to the full extent permitted by law (a) all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability will not affect the jurisdiction therefor will have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

SECTION 20. ENTIRE AGREEMENT.

         This Agreement and the Non-disclosure Agreement, including the exhibits and schedules hereto and thereof, constitute the entire agreement between the parties with respect to their subject matters, and all prior or contemporaneous oral or written communications, understandings or agreements between the parties with respect to such subject matters are hereby superseded in their entireties.

SECTION 21. DISPUTES.

         21.1. AGREEMENT TO ARBITRATE.

         All claims, disputes and matters in question arising out of, or relating to, this Agreement or any claimed breach of this Agreement, except for claims of SpectraSite which have been waived by its acceptance of final payment, shall be decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect unless the parties mutually agree otherwise. This agreement to arbitrate shall be specifically enforceable.

         21.2. DEMAND FOR ARBITRATION.

         Notice of demand for arbitration shall be filed in writing with the other party to this Agreement and with American Arbitration Association. The demand for arbitration shall be made within thirty (30) days after written notice of the claim, dispute or other matter in question has been given, and in no event shall it be made after the time when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations, whichever occurs first. The location of the arbitration proceeding shall be Jackson, Mississippi.

         21.3. AWARD.

         The award rendered by the arbitrator(s) shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction.

         21.4. SAME ARBITRATORS.

         At the election of Tritel, any arbitration proceeding instituted by either party under this Agreement may be consolidated with any other arbitration proceeding then or thereafter pending between either party and any other person or entity if the respective arbitrations involve similar questions of fact or law or arise out of any work done or services supplied for the design or construction of the Project.

         21.5. EXCEPTIONS.

         This agreement to arbitrate shall not apply to any claim of contribution or indemnity asserted by one party of this Agreement against the other party and arising out of an action brought in a state or federal court or in arbitration by a person who is under no obligation to arbitrate the subject matter of such action with either of the parties to this Agreement, or who does not consent to such arbitration.

SECTION 22. COUNTERPARTS.

         This Agreement may be executed in two or more counterparts that together shall constitute a single agreement.

SECTION 23. HEADINGS.

         The headings contained in this Agreement are for ease of reference and shall not affect the interpretation or meaning of this Agreement.

SECTION 24. PUBLICITY.

         So long as this Agreement is in effect, neither SpectraSite, nor any of its affiliates, officers, directors, employees or agents shall issue any press release or otherwise make any public statement with respect to the existence of this Agreement or the subject matter of this Agreement without the prior written consent of Tritel.

SECTION 25. LIMITATION OF LIABILITY.

         Except for the liquidated damages and other payment undertakings of SpectraSite as set forth in Section 1.9, expenses of arbitration and awards of attorneys fees and expenses, in no event shall SpectraSite be liable under this Agreement for: (i) special incidental or consequential damages (including loss of profits) regardless of legal theory advanced, whether foreseen or unforeseen; or (ii) an amount exceeding the price of Services rendered through the date of any termination or expiration of this Agreement.

SECTION 26. FORCE MAJEURE.

         In the event a party's performance of an obligation hereunder is rendered impossible or commercially impractical (rather than simply delayed) due to causes beyond its control and without its fault or negligence, including, but not limited to, acts of God, war (including civil war), civil unrest, acts of government (including moratoriums, changes in statutes, rules, ordinances or regulations, or changes in the interpretation or application of statutes, rules, ordinances or regulations), fire, floods, explosions, inclement weather, epidemics, quarantine restrictions, strikes or labor unrest (of third parties but not of such party), material shortage, or delays in transportation, such party's performance of such obligation shall be excused.

         The parties have executed this Agreement as of the date first set forth above.

                                           TRITEL COMMUNICATIONS, INC.

                                           By:_________________________________
                                              Jerry M. Sullivan, Jr.
                                              Executive Vice President
                                              Chief Operating Officer

                                           ADDRESS:
                                           1410 Livingston Lane
                                           Jackson, Mississippi 39213-8003
                                           Attn.: Jerry M. Sullivan, Jr.

                                           SPECTRASITE COMMUNICATIONS, INC.

                                           By:
                                              --------------------------------
                                           Name: Tracy E. Gill
                                                ------------------------------
                                           Its: Vice President
                                                ------------------------------

                                           ADDRESS:
                                           SpectraSite Communications, Inc.
                                           11 Corporate Hill Drive, Suite 100
                                           Little Rock, Arkansas 72205
                                           Attn: Tracy E. Gill

                                                                       EXHIBIT A

                                  SCOPE OF WORK

Following is the Scope of Services for the Tritel PCS system build-out. These outlined procedures are designed to reflect site acquisition from pre-deployment through delivery by SpectraSite of an approved site to the construction group. It is understood that this work shall be reimbursed on a time and materials basis pursuant to the fee schedule and expense responsibility set out in Exhibit
B. It is further understood that this Scope of Work may be modified by mutual written agreement of the parties as the scope of services required expands. Services under this Agreement shall be rendered as, when and where requested by Tritel subject to required advance notice provisions set forth in the Agreement to which this Exhibit is attached.

I. PRE-DEPLOYMENT

SpectraSite shall coordinate strategic planning and procedure development for infrastructure development and coordination of Tritel, RF, site acquisition and construction as requested by Tritel. SpectraSite shall undertake any research and preparation of analysis of real estate, zoning, community issues, existing structures, municipal sites, etc. that Tritel shall request in the BTAs prior to actual site acquisition. Prior to commencing this work, SpectraSite shall prepare and Tritel shall acknowledge the scope of the work and the nature and format of the deliverables to Tritel or its designee. The priority and timing of this work shall be at Tritel's direction. SpectraSite shall provide suggested format for communication of all deliverable information. Tritel shall approve such format prior to the delivery. This work shall be performed on a time and materials basis pursuant to Exhibit B.

II. INITIAL SEARCH

Receive search area from Project Director or equivalent. Review with RF engineer if appropriate.

Review and identify zoning categories and boundaries within the search area. Identify critical dates for zoning application filings and hearing dates.

Drive search area. Look for existing towers or other structures of appropriate height in or around search area limits.

Identify appropriate property owners within the search area through research of tax maps.

Contact any appropriate existing tower owners, or building top owners first. Then contact remaining property owners.

Investigate all appropriate lease or purchase options. Provide copies of sample lease or purchase documents where appropriate.

                                                                       EXHIBIT A

III.     SITE OPTION REPORT

Provide a Site Option Report to Tritel Director or equivalent. This memo should include the following information on a minimum of two sites;

Regarding Zoning
Identify potential opposition issues.
Identify required approvals and associated application and hearing dates, etc.

Establish potential lease/purchase price and terms.

Contact name, phone number.

Topographic maps representing each potential site, preliminary GPS coordinates and approximate elevation.

Proposed tower height and recommended type.

 Site address and directions to site.

Property size.

Photographs of site and easements.

Utility location information.

Signed Option if possible at this time [ assuming Tritel is using the Option/Lease or Purchase method of securing prospective properties]

Arrange site visits as necessary for team decision making.

IV. SITE SELECTION

Project Director will select a primary and an alternate site to be purchased (or leased).

Proceed with negotiations for first and second site choices. Consult with approved attorneys regarding any legal changes to document. Consult with Project Director regarding significant deviations from approved business terms.

Request preliminary title review for primary site.

Coordinate with construction group to confirm necessary access easements for primary site.

                                                                       EXHIBIT A

Submit lease/purchase contract package to Project Director for review and signature. This package should include the following:

Lease/purchase contracts, and access.

Obtain final copy of title report and insurance for primary site. Coordinate any curative measures as needed.

Environmental Phase I

FAA consultant study and FAA application (if necessary)

FCC tower registration (if necessary)

V. ZONING

Coordinate the completion and submission of appropriate applications for zoning, special use permits, etc. for primary site.

Coordinate the organization of neighborhood meetings for addressing public opposition as needed.

Coordinate preparation of appropriate presentation materials.

Coordinate other professional presentations as needed.

Coordinate attendance of necessary individuals at all zoning meetings.

VI. MONITORING TIMELINE

At least one weekly contact should be made with RF engineer to discuss site options until site is approved. SpectraSite designed timeline will be used to establish coordinated flow of project progress.

Close purchase or lease as necessary.

Notify Project Director (in written and in verbal form) when project is complete and construction may begin.

VII. SITE INFORMATION PACKAGE

Prior to construction, provide Tritel with one copy of a Project Completion File including:

Original lease/purchase agreement

Original easement agreements

All correspondence

Site Option Report/photos, etc.

Survey

Geotechnical report

Environmental report

Title report and insurance policy

FAA consultant study

FAA approval

                                                                       EXHIBIT B

----------------------------------------------------------------------------------------------------------------------------
TRITEL COMMUNICATIONS, INC.
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
DAY RATES FOR SPECTRASITE PERSONNEL
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
REGIONAL MANAGER                                                            [CONFIDENTIAL TREATMENT REQUESTED]
----------------------------------------------------------------------------------------------------------------------------
VICE PRESIDENT PROJECT DESIGN                                               [CONFIDENTIAL TREATMENT REQUESTED]
----------------------------------------------------------------------------------------------------------------------------
PROJECT MANAGER                                                             [CONFIDENTIAL TREATMENT REQUESTED]
----------------------------------------------------------------------------------------------------------------------------
AGENT MANAGER                                                               [CONFIDENTIAL TREATMENT REQUESTED]
----------------------------------------------------------------------------------------------------------------------------
FIELD AGENT                                                                 [CONFIDENTIAL TREATMENT REQUESTED]
----------------------------------------------------------------------------------------------------------------------------
ZONING COORDINATOR                                                          [CONFIDENTIAL TREATMENT REQUESTED]
----------------------------------------------------------------------------------------------------------------------------
LEASE COORDINATOR                                                           [CONFIDENTIAL TREATMENT REQUESTED]
----------------------------------------------------------------------------------------------------------------------------
OPERATIONS ASSISTANT                                                        [CONFIDENTIAL TREATMENT REQUESTED]
----------------------------------------------------------------------------------------------------------------------------
FIELD IMPLEMENTATION MANAGER                                                [CONFIDENTIAL TREATMENT REQUESTED]
----------------------------------------------------------------------------------------------------------------------------
FIELD IMPLEMENTATION COORD                                                  [CONFIDENTIAL TREATMENT REQUESTED]
----------------------------------------------------------------------------------------------------------------------------
FIELD SPECIALIST                                                            [CONFIDENTIAL TREATMENT REQUESTED]
----------------------------------------------------------------------------------------------------------------------------
TITLE/CLOSING MANAGER                                                       [CONFIDENTIAL TREATMENT REQUESTED]
----------------------------------------------------------------------------------------------------------------------------
PRECONSTRUCTION RPTS MGR                                                    [CONFIDENTIAL TREATMENT REQUESTED]
----------------------------------------------------------------------------------------------------------------------------
OPERATIONS CLERK                                                            [CONFIDENTIAL TREATMENT REQUESTED]
----------------------------------------------------------------------------------------------------------------------------
DATABASE PROGRAMMER                                                         [CONFIDENTIAL TREATMENT REQUESTED]
----------------------------------------------------------------------------------------------------------------------------
                           Tritel Communications, Inc.
----------------------------------------------------------------------------------------------------------------------------
                              SpectraSite Services
----------------------------------------------------------------------------------------------------------------------------
                     Expense Reimbursement (at actual cost)


----------------------------------------------------------------------------------------------------------------------------
                                                                        Expense               Direct
----------------------------------------------------------------------------------------------------------------------------
                                                                     Reimbursement           Expense
----------------------------------------------------------------------------------------------------------------------------
Cellular Phone and Pagers                                                  X
----------------------------------------------------------------------------------------------------------------------------
Cellular Phone and Pagers Service                                          X
----------------------------------------------------------------------------------------------------------------------------
Expert Testimony (if necessary)                                            X
----------------------------------------------------------------------------------------------------------------------------
Field Exps: maps, deeds, films/processing, etc.                            X
----------------------------------------------------------------------------------------------------------------------------
Lease Option Fees                                                          X
----------------------------------------------------------------------------------------------------------------------------
Mileage - Project Related                                                  X
----------------------------------------------------------------------------------------------------------------------------
Noise Assessment Studies                                                   X
----------------------------------------------------------------------------------------------------------------------------
Office Equipment                                                                                X
----------------------------------------------------------------------------------------------------------------------------
Office Rent                                                                                     X
----------------------------------------------------------------------------------------------------------------------------
Office Supplies                                                                                 X
----------------------------------------------------------------------------------------------------------------------------
Overnight Mail Fees                                                                             X
----------------------------------------------------------------------------------------------------------------------------
Photo Simulation Fees                                                      X
----------------------------------------------------------------------------------------------------------------------------
Recording Fees                                                             X
----------------------------------------------------------------------------------------------------------------------------
Telephone Service Cost                                                                          X
----------------------------------------------------------------------------------------------------------------------------
Title Report Expenses                                                      X
----------------------------------------------------------------------------------------------------------------------------
Tower Stress and Foundation Analysis                                       X
----------------------------------------------------------------------------------------------------------------------------
Travel & Living Costs for Infrastructure Psn.                              X
----------------------------------------------------------------------------------------------------------------------------










Zoning Filing Fees
----------------------------------------------------------------------------------------------------------------------------
Zoning Permit Fees                                                         X
----------------------------------------------------------------------------------------------------------------------------



                                       6